Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Arcline Investment Management and AstroNova Announce Completion of Transaction

Acquisition extends and expands the opportunity for the businesses of AstroNova to create value for its customers and partners

WEST WARWICK, R.I., August 26, 2026 – AstroNova, Inc. and Arcline Investment Management jointly announced today the previously announced acquisition of AstroNova by affiliates of Arcline has been completed. Under the terms of the transaction, affiliates of Arcline acquired all outstanding common stock of AstroNova for $29.00 per share in an all-cash transaction.

With the completion of the transaction, AstroNova shareholders are entitled to receive $29.00 in cash for each share of common stock they owned as of the closing. AstroNova will cease trading and the Company will no longer be listed on the Nasdaq.

Shareholders will soon receive a letter of transmittal and instructions for use in effecting the surrender of any stock certificates (or effective affidavits of loss in lieu thereof), book-entry shares and/or such other documents as may be required in exchange for the merger consideration. Shareholders should wait to receive the letter of transmittal before surrendering their share certificates. Shareholders of the Company that hold shares in street name will receive the merger consideration in their brokerage or similar accounts.

About AstroNova, Inc.

AstroNova (Nasdaq: ALOT) is a leading provider of mission critical identification and marking solutions in aerospace & defense and labeling & packaging amongst other industries. The Company designs, manufactures, distributes, and services solutions that enable customers to identify, track, and communicate essential system, product, and safety information across a wide range of applications and media.

The Aerospace segment is a global leader in providing products designed for airborne printing solutions, avionics, and data acquisition, including flight deck printing solutions, networking hardware, and specialized aerospace-grade supplies.

The Product Identification segment delivers end-to-end marking and identification solutions, including hardware, software, and consumables for OEMs, commercial printers, and brand owners. These solutions are used across labels, flexible packaging, corrugated, and industrial substrates, where durability, traceability, and regulatory compliance are essential.

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

Arcline Investment Management and AstroNova Announce Completion of Transaction

August 26, 2026

For more information, please visit: www.astronovainc.com.

About Arcline

Arcline Investment Management is a growth-oriented private equity firm with over $30 billion in assets under management. Arcline seeks to build the next generation of Industrial Compounders—market-leading, non-disruptible industrial platforms designed to consistently grow earnings over decades. For more information, visit www.arcline.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding AstroNova’s future opportunities as a privately held company. These statements are based on expectations, estimates, and assumptions as of the date of this press release and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such statements.

These risks and uncertainties include, among others, the effect of the transaction on AstroNova’s business relationships, operating results, and business generally; risks related to integrating operations following the transaction; and other risks described in AstroNova’s prior filings with the SEC. AstroNova undertakes no obligation to update any forward-looking statements, except as required by applicable law.

AstroNova Contact:

Deborah K. Pawlowski, IRC

Alliance Advisors IR

Email: dpawlowski@allianceadvisors.com

Phone: 716.843.3908

Arcline Contact

Jon Keehner / Tim Ragones / Erik Carlson

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Arcline-jf@joelefrank.com

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AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000